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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               Mainspring, Inc.
                               ----------------
             (Exact name of registrant as specified in its charter)


          Delaware                                         04-3314689
          --------                                         ----------
  (State of incorporation or                             (IRS Employer
        organization)                                  Identification No.)

   One Main Street, Cambridge, MA                             02142
   ------------------------------                             -----
(Address of principal executive offices)                    (Zip Code)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section 12(b)         securities pursuant to Section 12
of the Exchange Act and is effective         (g) of the Exchange Act and is
pursuant to General Instruction              effective pursuant to General
A.(c), please check the following            Instruction A.(d), please check the
box:[ ]                                      following box:[X]


Securities Act registration statement file number to which this form relates: 333-30168
              ---------
            (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class               Name of each exchange on which
       to be so registered               each class is to be registered
       -------------------               ------------------------------

              None                                    N/A
              ----                                    ---

        Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
--------------------------------------------------------------------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     Information concerning the common stock, $.01 par value per share, of Mainspring, Inc. ("Mainspring") is contained under the caption "Description of Capital Stock" in Mainspring's Registration Statement on Form S-1 (File No. 333-30168), as filed with the Securities and Exchange Commission on February 11, 2000, as amended, pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), and such information is incorporated herein by reference.


Item 2.  Exhibits
         --------

Exhibit No.    Exhibit
----------     -------

     1. Fourth Amended and Restated Certificate of Incorporation of Mainspring currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registration Statement)

     2. Form of Fifth Amended and Restated Certificate of Incorporation of Mainspring to be filed with the Secretary of State of Delaware and effective upon the effectiveness of the registration statement (incorporated herein by reference to Exhibit 3.2 to the Registration Statement)

     3. By-Laws of Mainspring currently in effect (incorporated herein by reference to Exhibit 3.3 to the Registration Statement)

     4. Form of Amended and Restated By-laws of the Company to be effective upon the effectiveness of the offering (incorporated herein by reference to Exhibit 3.4 to the Registration Statement)

     5. Form of Certificate of Amendment to Fourth Amended & Restated Certificate of Incorporation of Mainspring (incorporated herein by reference to Exhibit 3.5 to the Registration Statement)

     6. Specimen certificate for shares of Mainspring's common stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement)

     7. Series E Preferred Stock Purchase Agreement, dated November 18, 1999, between the Company and the several Purchasers set forth on Schedule
          1.1 thereto (incorporated herein by reference to Exhibit 10.11 to the Registration Statement)
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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Mainspring has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MAINSPRING, INC.



                              By:  /s/ Mark A. Verdi
                                   ---------------------
                                   Mark A. Verdi
                                   Chief Financial Officer and
                                   Senior Vice President, Finance and Operations

Date: July 24, 2000